Exhibit 13.3

December 4, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, CD 20549

Commissioners:

We have read the statements made by Trillion Energy International Inc., under Item 16F of its Form 20F/A dated December 4, 2024. We agree with the statements concerning our Firm in Item 16F.

Yours truly,

/s/ Harbourside CPA, LLP

Harbourside CPA, LLP

CHARTERED PROFESSIONAL ACCOUNTANTS